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                                                                       EXHIBIT 5

[AMERICAN GENERAL CORPORATION LETTERHEAD APPEARS HERE]



                                  May 6, 1998


American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

     I have acted as counsel to American General Corporation, a Texas corporation ("American General"), in connection with the approval by the Board of Directors of the Company of the American General Corporation Deferred Compensation Plan (the "Plan"), and the registration pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the offering and issuance of the Deferred Compensation Obligations of the Company under the Plan (the "Deferred Compensation Obligations"), which may involve the issuance pursuant to the Plan of shares of common stock, par value $.50 per share, of American General (the "Common Stock").

     In this connection, I have examined such documents, certificates, records, authorizations and proceedings as I have deemed necessary in order to give the opinions expressed herein.

Based upon such examination, I advise you that, in my opinion:

     All necessary corporate action has been taken to authorize the issuance of the Deferred Compensation Obligations and, when (i) the Registration Statement has become effective under the Act, and American General has complied in all material respects with applicable state securities or blue sky laws, and (ii) the Deferred Compensation Obligations have been issued pursuant to the Plan as described in the prospectus of the Plan, the Deferred Compensation Obligations so issued will be legally issued, fully paid and nonassessable; and

     When (i) the Registration Statement has become effective under the Act, and American General has complied in all material respects with applicable state securities or blue sky laws, and (ii) the shares of Common Stock have been issued pursuant to the Plan as described in the prospectus of the Plan, for a consideration of not less than the aggregate par value thereof, the Common Stock so issued will be validly issued, fully paid and nonassessable.

[AMERICAN GENERAL CORPORATION LOGO APPEARS HERE]
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American General Corporation                                          EXHIBIT 5
Page 2
May 6, 1998



     This opinion is furnished to you in connection with the proposed issuance and sale by American General of Deferred Compensation Obligations and its Common Stock pursuant to the Plan and may not be relied upon for any other purpose or by any other person or furnished to anyone else without the prior written consent of the undersigned.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in Item 5 of the Registration Statement. By giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                              Very truly yours,


                              /s/ SUSAN A. JACOBS